EXHIBIT 99.1


                                 LOAN AGREEMENT


     THIS LOAN AGREEMENT (the "Agreement") is made and entered into effective as of this 16th day of July, 2003 (the "Execution Date"), by and among GEXA CORP., a Texas corporation ("Borrower"), and THE CATALYST FUND, LTD., a Texas limited partnership ("Lender").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Borrower desires to borrow the amount of THREE MILLION and No/100 DOLLARS ($3,000,000.00) in two draws from Lender (the "Lender Loan") for the purpose of providing working capital; and

     WHEREAS, Lender is further willing to and Borrower desires that Lender provide business counsel and advice to Borrower from time to time to assist Borrower in its business strategies and growth plans as more fully described in that certain Consulting Agreement of even date herewith between Borrower and Lender; provided that under no circumstances shall Borrower be required to follow the counsel and advice of Lender nor shall Lender be deemed to have controlled any of the business activities of Borrower;

     NOW, THEREFORE, in consideration of the premises, the provisions whereof, and the mutual benefits to be derived therefrom, Lender and Borrower agree as follows:

SECTION 1.  ADDITIONAL DEFINITIONS AND INTERPRETATION

     1.1 Terms Defined. As used in this Agreement, the following terms have the respective meanings set forth below or set forth in this Section or paragraph following such term:

     1933 Act - the Securities Act of 1933, as amended, and any successor statute.

     Accounts Receivable - all of Borrower's accounts receivable, instruments, contract rights, chattel paper, documents, general intangibles, book debts and all amounts due to Borrower from a factor, arising from Borrower's sale of goods or rendition of services in the ordinary course of Borrower's business, whether now existing or hereinafter created, and all returned, reclaimed, refused or repossessed goods, and all books and records pertaining to the foregoing and the cash and non-cash proceeds resulting therefrom and all security and guarantees therefor.

     Affiliate - with respect to a Person, any other Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person; provided, however, that neither Lender nor any affiliate thereof shall be deemed to be an Affiliate of Borrower or its Subsidiaries. The term "control" as used in the foregoing sentence means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

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     Assignment of Life Insurance Policy - The Assignment of Life Insurance
Policy delivered pursuant to Section 6.15(d).

     Borrower GEXA Corp., a Texas corporation.

     Business - the business of Borrower as described in Section 2.5.

     Business Day - each Monday, Tuesday, Wednesday, Thursday, or Friday that is not a day on which banking institutions in the State of Texas are authorized or obligated by law to close.

     Change in Control - when (i) any "person" (as such term is used in Section 13(d) of the Exchange Act) becomes a beneficial owner, directly or indirectly, of Securities of Borrower representing more than 50% of the combined voting power of Borrower's then outstanding Securities; (ii) individuals who were directors, managers or general partners of Borrower immediately prior to a meeting of the shareholders, members or partners of Borrower involving a contest for the election of directors, managers or general partners do not constitute a majority of the directors, managers or general partners following such election;
(iii) the shareholders, members or partners of Borrower approve an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities which are not Subsidiaries, as a result of which less than 50% of the outstanding voting securities or partnership interests of the surviving or resulting entity are, or are to be, owned by former shareholders, members or partners of Borrower; or (iv) the shareholders, members or partners of Borrower approve the sale of substantially all of Borrower's business and/or assets to a Person that is not a Subsidiary.

     Code - the Internal Revenue Code of 1986, as amended, and any successor statute.

     Collateral - the Property described in the Security Agreement securing Borrower's obligations under the Subject Documents and the key man life insurance policy referred to in Section 6.15.

     Common Stock - all issued and outstanding shares of common stock of GC.

     Consulting Agreement - the agreement of even date herewith between Lender and Borrower wherein Lender agrees to provide business counsel and advice to Borrower in exchange for the remuneration described therein.

     Current Assets - the aggregate amount of all assets which would, in accordance with GAAP, properly be defined as "current assets," including all cash, those Customers' Accounts Receivables and other receivables due within twelve (12) months from their statement date (net of any appropriate reserves for collectability), inventory, deposits, marketable securities, and prepaid expenses to be consumed within twelve (12) months from their statement date.


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     Current Liabilities - the aggregate amount of all liabilities which would, in accordance with GAAP, properly be defined as "current liabilities," including all amounts due or to become due for payment on or before twelve (12) months from their statement date and excluding all amounts due or to become due for payment after twelve (12) months from their statement date.

     Current Ratio - the ratio of Current Assets to Current Liabilities, provided that the expenses set forth on Schedule 1.1 shall not be included in calculating the Current Ratio.

     Customers - the account debtors obligated on the Accounts Receivable.

     Debt - with respect to any Person, without duplication, all obligations required by GAAP to be classified upon such Person's balance sheet as liabilities, including amounts due Lender.

     Default - an event or condition the occurrence of which, with the lapse of time or the giving of notice or both, would become an Event of Default.

     Default Rate - a rate of interest equal to 18% per annum.

     Distribution - except as otherwise contemplated by this Agreement, any dividend or other distribution on account of shares of Common Stock, partnership interests, Member Interests, or other equity interests in Borrower; any acquisition by Borrower of shares of Common Stock, Member Interests, a partnership or other equity interests in Borrower or of warrants, rights, or other options to purchase shares of Common Stock, Member Interests, a partnership or other equity interests in Borrower; or any loan or advance (excluding advances to employees for expenses to be reimbursed) to a shareholder, member, partner or other direct or indirect holder of an equity interest in Borrower.

     EBITDA - when determined, the following, calculated on a consolidated basis for Borrower in accordance with GAAP (in each case, for the most recently completed twelve (12) month period):

                           (a) net income (excluding extraordinary gains and
                  losses), plus

                           (b) interest expense (including that portion of any
                  lease payment under a lease or sublease that has been (or under GAAP should be) capitalized on a balance sheet which would be treated as interest under GAAP), plus

                           (c) non-cash charges, such as depreciation and
                  amortization expense, plus

                           (d) income taxes.


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     Environmental Laws - all federal, regional, state, county or local laws, statutes, ordinances, decisional law, rules, regulations, codes, orders, decrees, directives and judgments relating to pollution, damage to or protection of the environment, releases or threatened releases of hazardous substances into the environment, or the use, manufacture, processing, distribution, treatment, storage, generation, disposal, transport or handling of hazardous substances, including without limitation, the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ss.9601 et seq. Hazardous substances shall mean any pollutants, toxic substances, hazardous wastes or hazardous substances defined in or regulated under any applicable Environmental Law.

     ERISA - the Employee Retirement Income Security Act of 1974, as amended from time to time.

     ERISA Affiliate - any Person described in section 4001(b)(1) of ERISA with respect to Borrower or any Subsidiary, excluding, however, Lender and Persons that would not be ERISA Affiliates of Borrower or any Subsidiary but for the fact that Lender or any transferee(s) thereof are owners of equity Securities in Borrower.

     Event of Default - as defined in Section 8.1.

     Exchange Act - the Securities Exchange Act of 1934, as amended and any successor statutes.

     Execution Date - the date on which this Agreement becomes executed by both Borrower and Lender.

     Fixed Charge Ratio - the ratio of (historical EBITDA for the previous four quarters) to (current maturities on long-term debt as reported on the Borrower's balance sheet, plus scheduled payments on capital leases for the ensuing four quarters, plus scheduled interest expense on term debt for the ensuing four quarters, plus interest expense on revolving debt for the previous four quarters, plus permitted cash dividends on the Preferred Stock and Distributions for the ensuing four quarters).

     Force Majeure - acts of God, strikes, lock-outs, industrial disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, storms, floods, wash-outs, tornadoes, hurricanes, windstorms, arrest and restraint of rulers and people, civil disturbances, boycotts, explosions, breakage or accident to machinery or equipment, and any other causes similar to those above, which are not within the reasonable control of the party claiming force majeure, and which by the exercise of due diligence such party is unable to overcome.


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

     Funded Debt - when determined, the following, calculated for Borrower in accordance with GAAP: (a) all obligations for borrowed money (whether as a direct obligor on a promissory note, a reimbursement obligor on a letter of credit, a guarantor or otherwise), plus (but without duplication) (b) all lease or sublease obligations that have been (or under GAAP should be) capitalized on a balance sheet.

     GAAP - generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable from time to time.

     GC - GEXA Corp.

     GC Related Participants - Neil Leibman, Bobby Orr, Don Aron, and Gaylor Investment Trust Partnership, who will enter into the Loan Participation Agreement with Lender pursuant to which they will contribute $500,000.00 of the Lender Loan for the rights described therein.

     JTS - JTS Enterprises, Inc., a Texas corporation.

     JTS Note - that certain promissory note dated of even date herewith, executed by Borrower and payable to JTS in the original principal sum of $650,000.00.

     Leibman - Neil Leibman, the Chief Executive Officer of GC.

     Leibman Affiliates - Boxer Capital, Ltd., a Texas limited partnership, Sundowner Holdings, Inc., a Texas corporation, and Leibman's spouse and children.

     Lender Loan - the loan from Lender to Borrower contemplated herein and evidenced by the Lender Notes.


     Lender Note 1 - that certain promissory note of even date herewith executed by Borrower in the original principal sum of $1,500,000.00, and delivered to Lender evidencing the first disbursal of the Lender Loan and bearing interest at the rate of 12.5% per annum.

     Lender Note 2 - that certain promissory note evidencing the second disbursal of the Lender Loan, to be executed by Borrower on or about August 15, 2003, provided the Borrower satisfies the conditions thereto as provided in
Section 3.3, and containing the terms and provisions described in Section 4.3 hereof, and being in substantially the same form as Lender Note 1.

     Lender Notes - Lender Note 1 and Lender Note 2.

     Lien - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on law, statute, or contract, and including, without limitation, the security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale, or trust receipt or a lease, consignment or bailment for security purposes (it being understood that an operating lease does not constitute a Lien).


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

     Loan Participation Agreement - that certain Non-Recourse Loan Participation and Collateral Agency Agreement by and between Lender, the GC Related Participants, and JTS delivered pursuant to Section 3.2(p).

     Material Effect - any material and adverse effect on or change in the Business, Properties, operations or financial position of Borrower, taken as a whole, or the ability of Borrower to perform its obligations under this Agreement, the Lender Notes, the Warrants or any of the other Subject Documents.

     Member Interests - all of the issued and outstanding ownership/equity interests in GCL.

     Officer's Certificate - a certificate signed by (a) the Chairman of the Board, the President, or the Chief Executive Officer of Borrower, and (b) the Chief or Principal Financial Officer of Borrower.

     Organizational Documents - with respect to a limited partnership, its partnership agreement and certificate of limited partnership; with respect to a corporation, its articles or certificate of incorporation and bylaws; with respect to a limited liability company, its articles of organization and operating agreement/regulations; with respect to a Person, any other organizational documents of such Person; and in each case including all amendments thereto and restatements thereof.

     Person - any individual, partnership, corporation, limited liability company, trust, unincorporated organization, or other legal entity, or any government or agency or political subdivision thereof.

     Preferred Stock - the shares of outstanding Series A preferred stock of GC described in and governed by GC's Statement of Designation, Preferences, Rights and Limitations of the Series A Convertible Preferred Stock, a true and correct copy of which is attached hereto as Exhibit "A."

     Property or Properties - any assets, whether real, personal or mixed, or tangible or intangible, or any interest therein.

     SBA Documents - SBA Form 480, SBA Form 652, SBA Form 1031, SBA Form 722, SBA Form 793, and any other documents required by the Small Business Administration to be executed.


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     Security - the meaning given such term in Section 2(1) of the 1933 Act.

     Security Agreement - the Commercial Security Agreement of even date herewith delivered pursuant to Section 3.2(g), as amended from time to time as permitted thereby.

     Senior Debt - (i) an aggregate amount not to exceed as of the date hereof an amount equal to 400,000 megawatt hours (MWH) from TXU Corp. to Borrower which shall be in the form of a secured line of credit, and (ii) a certain revolving line of credit up to the amount of $1,800,000.00 from JP Morgan Chase Bank, N.A..

     Senior Lenders - TXU Corp., or its Affiliates, and JP Morgan Chase Bank, N.A., or such other lenders as agreed upon by the parties or any other institution of the Borrower's choice.

     Senior Lender Documents - the documents signed by Borrower governing and evidencing the Senior Debt and those documents securing the Senior Debt, including but not limited to any loan agreement, promissory note, security agreement and guarantee agreement, copies of which are attached hereto as Exhibits "B-1" and "B-2."

     Stock - the shares of stock of Borrower now owned and any shares hereafter issued to Leibman and Leibman's Affiliates, except for those shares owned through the Borrower's 401(k) Plan and shares now owned by Leibman's children.

     Subject Documents - any of this Agreement (and all attached Schedules and Exhibits), the Lender Notes, the Security Agreement, the Consulting Agreement, the Warrants, the relevant SBA documents, and the other documents, instruments, and certificates delivered or to be delivered by Borrower or any of its Affiliates pursuant to the foregoing or in connection with the transactions contemplated thereby, as amended from time to time as permitted thereby.

     Subsidiary - any corporation, limited liability company, or other entity (other than a partnership or joint venture) of which Borrower owns, directly or indirectly, 50% or more of the voting power or in which Borrower has a 50% or greater economic interest or, with respect to which, in accordance with GAAP, the financial statements of such corporation, limited liability company or other entity are required to be consolidated with the financial statements of Borrower, or any partnership or joint venture with respect to which Borrower is or has liability as a partner (other than solely as a limited partner) and that is controlled or managed by Borrower, and with respect to which, in accordance with GAAP, the financial statements of such partnership or joint venture are required to be consolidated with the financial statements of Borrower, but expressly excluding arrangements that exist as a partnership only for tax purposes.


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     Tangible Net Worth - as of any date, Borrower's net worth on a consolidated basis, excluding all intangible assets, as reflected on Borrower's balance sheet required to be provided Lender under Section 7 calculated in accordance with GAAP.

     Warrants - those certain warrants described in the Consulting Agreement which provide Lender the option to purchase 450,000 shares of GC which as of the Execution Date represents ownership of no less than, but approximately 5.0% of the outstanding shares of Borrower, as determined on a fully diluted basis after considering all issued but not exercised options and warrants.

     Zlotnik - Marcie Zlotnik, the President and Principal Financial Officer of GC.

     1.2 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with GAAP at the time of effect, to the extent applicable.

     1.3 Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or where such Person is prohibited from taking such action, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     1.4 Knowledge. Except as specifically provided otherwise, any statement in this Agreement or any Subject Document that is expressed in terms of the knowledge or awareness of Borrower or any other Person, is intended to and shall be deemed to mean the actual present knowledge of any officer of Borrower or such other Person.

     1.5 References. Unless otherwise provided herein, all references herein to one gender shall include the others, all references to the singular shall include the plural, and vice versa. Unless otherwise expressly provided, all references to "Schedules" and "Exhibits" are to the Schedules and Exhibits attached hereto, each of which is made a part hereof for all purposes.

     1.6 Compliance with Usury Law. It is expressly stipulated and agreed to be the intention of Borrower and Lender to comply at all times with applicable law governing the maximum rate or amount of interest payable on or in connection with the Lender Notes. Accordingly, if any of the transactions contemplated by or in connection with the Subject Documents or any other document or instrument would be usurious under applicable law now or hereafter governing the interest payable hereunder (including applicable United States federal law or applicable state law, to the extent not preempted by United States federal law), then in that event, notwithstanding anything to the contrary in the Subject Documents or otherwise, it is agreed as follows: (a) the aggregate of all consideration that constitutes interest under applicable law that is contracted for, charged, taken, reserved, or received under the Lender Notes or any of the other Subject Documents or otherwise in connection with the Lender Notes with respect thereto under no circumstances shall exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on such Lender Notes by the holder thereof (or if such shall have been paid in full, refunded to the Borrower); and (b) in the event that maturity of the Lender Notes are


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accelerated by reason of an election by the holder thereof resulting from any default hereunder or otherwise, or in the event of any required or permitted prepayment or conversion, then such consideration that constitutes interest may never include more than the maximum amount allowed by applicable law, and excess interest, if any, provided for in such Lender Notes or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore prepaid, shall be credited on such Lender Notes (or if such Lender Notes shall have been paid in full, refunded to Borrower), and the provisions of such Lender Notes and any other Subject Documents or other document or instrument shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced accordingly, without the necessity of the execution of any new document, so as to comply with the then applicable law. Determination of the rate of interest for purposes of determining whether this transaction is usurious under any applicable laws, to the full extent permitted by applicable law, shall be made by amortizing, prorating, allocating, and spreading throughout the full stated term hereof until payment in full, all sums at any time contracted for, charged, taken, reserved, or received from Borrower for the use, forbearance, or detention of money in connection herewith. To the extent that Chapter 303 of the Texas Finance Code is relevant to Lender for the purpose of determining the maximum rate of interest permitted by applicable law, Lender hereby elects to determine the applicable rate ceiling under such Chapter by the weekly ceiling from time to time in effect, subject to Lender's right subsequently to change such method in accordance with applicable law.

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF BORROWER

     Except as expressly provided herein to the contrary, each representation and warranty herein shall apply to Borrower, and Borrower shall make each representation and warranty as to itself and the other Borrower. Borrower makes all of the representations and warranties set out in this Section 2. Leibman joins in the making of all representations and warranties contained in all of Sections 2.2(a), 2.6, 2.8, 2.18, and 2.22

     2.1 Organization. GC is a corporation duly formed, validly existing and in good standing under the laws of the State of Texas. GCL is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Texas. Each Borrower has all requisite corporate power and authority to own and operate its Properties, to conduct its business as such business now is, or presently is proposed to be, conducted, and to enter into this Agreement and the other Subject Documents to which it is, or is to become, a party and the transactions contemplated thereby and is duly qualified to do business in each other jurisdiction where the character of its Properties or business there conducted makes such qualification necessary, unless the failure to so qualify would not have a Material Effect. The states in which Borrower is qualified to do business are listed on Schedule 2.1.

     2.2 Capitalization.

     (a) Upon execution hereof, the ownership of the capital stock of Borrower shall be as specified on Schedule 2.2(a) attached hereto. Schedule 2.2(a) discloses the shares of capital stock that are owned by (i) relatives of Leibman, including his spouse, children, parents, and siblings ("Leibman's Relatives"), (ii) trusts in which Leibman or any of Leibman's Relatives are trustees or beneficiaries, and (iii) corporations, partnerships, limited liability companies or any other entities in which Leibman or any of Leibman's Relatives are officers, equity holders, directors, managers or partners. Except for the Warrants and as disclosed on Schedule 2.2(a) hereto, no warrants, options or any other agreements are outstanding that would permit any other party other than Lender to purchase any shares of common stock or other equity Security of Borrower or any other Security convertible into any of the foregoing.


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     (b) Except as disclosed on Schedule 2.2(b), Borrower does not own any
Subsidiaries or have any Affiliates, nor does it own an equity or ownership interest in any corporation, partnership, limited liability company, trust, unincorporated organization or other legal entity.

     2.3 Authorization and Enforceability. Borrower has all necessary corporate power and authority (whether under its Organizational Documents, applicable law, or otherwise) to execute and deliver this Agreement, the Lender Notes, and the other Subject Documents and to perform all of its obligations hereunder and thereunder. The execution, delivery, and performance of this Agreement, the Lender Notes, and the other Subject Documents by Borrower have been duly authorized by all requisite corporate action on the part of Borrower. This Agreement has been duly executed and delivered by Borrower and constitutes, with the Lender Notes and other Subject Documents when executed and delivered in accordance with the terms of this Agreement, a valid and binding obligation of Borrower, enforceable against Borrower in accordance with their terms, except for the effect of bankruptcy, insolvency, moratorium, and other similar laws affecting creditors' rights generally and of general equitable principles (regardless of whether arising in a proceeding in equity or law).

     2.4 Financial Statements. The balance sheets, the statements of operations and retained earnings, and the statements of cash flows dated December 31, 2002, and March 31, 2003, presented on a consolidated basis, fairly present in all material respects, in accordance with GAAP applied on a consistent basis except as disclosed in the notes thereto, the financial position and the results of operations of Borrower as at the dates and for the periods therein set forth, subject to changes resulting from year end adjustments as they relate only to the March 31, 2003 financials, as consistently applied by the Borrower in prior years. To the best of Borrower's knowledge and belief, no material changes or adjustments need to be made to the interim balance sheet and the statements of operations and retained earnings, and cash flows dated May 31, 2003, except normal year-end closing adjustments and the absence of footnotes. Except as disclosed to Lender in any Schedule hereto or as otherwise disclosed in connection with this transaction, there are no Debts, liabilities or obligations, whether absolute, accrued, contingent or otherwise, of the Borrower as of the Execution Date that are not fully reflected in the May 31, 2003, balance sheet and that are reasonably likely, in one case or in the aggregate, to have a Material Effect, and, since such dates there has been no Material Effect. With respect to Debt in the ordinary course of business, Borrower is current on all such Debt, except as disclosed to the Lender on Schedule 2.4.

     2.5 Business. Borrower is in the business principally of procuring and marketing electricity to be provided primarily to residential and small commercial users in the State of Texas, and related operations as previously disclosed to Lender by Borrower. All real estate owned by Borrower is described on Schedule 2.5. Borrower has one (1) leased location. Schedule 2.5 sets forth for the leased location (i) the identity of the owner, (ii) the business address, and (iii) a summary of the lease terms, amount of rent and an estimate of the cost to Borrower of occupancy by year. Borrower is not in default under the lease covering said leased location and all rental payments due thereunder are current.


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     2.6 Pending Litigation. Except as disclosed on Schedule 2.6, there is no action, suit, proceeding, arbitration, investigation, or material dispute pending against or with Borrower or, to the knowledge of Borrower, (i) threatened against Borrower, or (ii) affecting any of Borrower's Properties, or
(iii) against any officer or director of Borrower, in his capacity as such, or relating to his activities with Borrower, or in the case of Leibman and Zlotnik, in any personal or business capacity, in the case, that would reasonably be expected to result in a Material Effect. Except as disclosed in Schedule 2.6, Borrower is not in default with respect to any order of any court, other governmental agency, or arbitrator.

     2.7 Compliance with Law and Other Instruments. On the basis of what Borrower actually knows after due inquiry, (i) the business and operations of Borrower have been and are being conducted in accordance with all judgments, orders, and decrees and in all material respects all laws, rules, and regulations to which it or its Properties is subject, including without limitation, all franchising laws, (ii) Borrower has obtained all licenses, permits, franchises, and other governmental authorizations required in connection with the ownership of its Properties or the conduct of its business except, in each case, where the failure to so comply or obtain would not have a Material Effect, (iii) Borrower has performed in all material respects all obligations it is required to perform to date and is not in violation of or in default under any of its Organizational Documents or any loan agreement, promissory note, mortgage, lease, contract, commitment, or agreement to which it is a party or by which it or any of its Properties may be bound, (iv) no event or condition has occurred and is continuing that constitutes, or, with the giving of notice or passage of time, or both, would constitute a violation or default by it under any of the foregoing except, in each case, where failure to so perform or not be in violation or default or where the occurrence of any such event or condition would not have a Material Effect, and (v) all reports and filings required to be made by Borrower with the Securities and Exchange Commission and all state securities commissions with which Borrower has registered its securities have been made by Borrower and Borrower is not in violation of any federal or state securities laws or regulations.

     2.8 No Defaults. No condition or event has occurred and is continuing that constitutes a Default or an Event of Default.

     2.9 Governmental Consents; Offering of Notes. On the basis of what Borrower actually knows after due inquiry, the execution, delivery, and performance by Borrower of this Agreement, the Lender Notes, the Warrants, and the other Subject Documents, and the use of the proceeds of the Lender Notes, with or without the giving of notice or the passage of time or both, will not (i) violate any provision of any law, rule, regulation, judgment, order, or decree of any court, other governmental agency, or arbitrator to which Borrower or any of its respective Properties is subject, or any provision of its Organizational Documents, or (ii) result in the breach by it of or constitute a default by it under any indenture, contract, or other agreement, document, or instrument to which Borrower is a party or by which it or any of its Properties may be bound, except where any such breach or default would not have a Material Effect, or
(iii) result in the creation or imposition of any Lien of any nature whatsoever upon any Properties of Borrower. No consent, authorization, approval, permit, or order of, or declaration to or filing with, any court, governmental agency, or arbitrator is or will be required by Borrower in connection with the execution, delivery, and performance of this Agreement and the other Subject Documents by Borrower or the offer, issuance, sale, or delivery of the Lender Notes. None of Borrower, its Affiliates, and any Persons acting on behalf of any of them has, directly or indirectly, sold or offered for sale, or solicited any offers to buy, the Lender Notes, or otherwise approached or negotiated with any Person, so as to subject the offer or sale of the Lender Notes to the provisions of Section 5 of the 1933 Act or to comparable registration provisions of any applicable state securities laws; however, Lender and Borrower acknowledge that the GC Related Participants will participate in the funding of the Lender Loan with Lender.

     2.10 Taxes. Borrower has prepared and duly and timely filed with the appropriate governmental agencies all federal, state, and local income, franchise, real and personal property, excise, severance, payroll, and other tax returns and reports required to be filed, except where failure to so file would not have a Material Effect and, except as permitted by Section 6.5, has paid all taxes shown to be due thereon. Borrower has made timely estimated payments of federal and state income tax liabilities through the Execution Date. Borrower has not executed or filed with the Internal Revenue Service any agreement extending the period for assessment and collection of any federal tax or is not a party to any action or proceeding by any governmental authority for assessment and collection of taxes, and no claim for assessment and collection of taxes that has been asserted against Borrower remains unpaid. Borrower has provided Lender with copies of its federal tax returns for the fiscal years ended December 31, 2001, and 2002, except for the 2002 return of GCL, which has not yet been filed, but which GCL has obtained an appropriate filing date extension.

     2.11 Use of Proceeds. Simultaneous with the execution hereof, Borrower will use the proceeds of the Lender Notes solely for the purposes of (i) providing working capital for the Borrower's Business, and (ii) for closing costs. No such proceeds shall be used in violation of any law, rule, regulation, judgment, order, or decree of any court, other governmental agency, or arbitrator, and no Default or Event of Default shall exist immediately following the use of such proceeds on account of such use. None of the transactions contemplated by this Agreement or any other Subject Document will violate or result in violation of
Section 7 of the Exchange Act or any regulation issued pursuant thereto, including, without limitation, Regulations U (12 C.F.R. ss. 221, as amended), T (12 C.F.R. ss. 220, as amended), and X (12 C.F.R. ss. 224, as amended) of the Board of Governors of the Federal Reserve System, or any law or regulation concerning foreign investment, and Borrower neither owns nor intends to carry or purchase with the proceeds any "margin security" within the meaning of said Regulation U or X, including margin securities originally issued by it.

     2.12 Insurance Coverage. Borrower maintains all the insurance required to be maintained by it to satisfy Borrower's obligations under Section 6.15. All required premiums currently due as to all insurance policies maintained by Borrower have been paid and all such policies are in full force and effect. The insurance coverage maintained by Borrower has been obtained by Borrower in such amounts as similar assets are customarily insured by companies of established reputation which own similar assets.

     2.13 Properties. Borrower has sufficient rights to use (pursuant to leases, easements, license, or otherwise) all Properties it is now using in its Business, in each case free and clear of any Lien not permitted by Section 6.8 including, without limitation, interests in trademarks and trade names, and technology and other know-how. Borrower has good title to each item of the Collateral set forth in the Security Agreement free and clear of any Lien not permitted by Section 6.8.

     2.14 Restrictions on Borrower. Except for documents and agreements elsewhere disclosed herein and those described on Schedule 2.14, Borrower is not: (a) a party to any contract or agreement, or subject to any corporate or other restriction, that could reasonably be expected to have a Material Effect,
(b) a party to any material contract or agreement that restricts the right or ability of Borrower to incur Debt, other than this Agreement, the other Subject Documents, and all agreements with Senior Lenders pertaining to Senior Debt, and except for the Liens granted to the Lender and Senior Lenders, Borrower has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any Lien upon any Property of Borrower, whether now owned or hereafter acquired.

     2.15 ERISA Matters. Except as disclosed on Schedule 2.15:

     (a) neither Borrower nor any ERISA Affiliate sponsors, maintains, or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained, or contributed to, any "employee pension benefit plan," as such term is defined in Section 3(2) of ERISA, that is intended to be qualified under sections 401 and 501 of the Code; and without limiting the scope of the foregoing, neither Borrower nor any ERISA Affiliate sponsors, maintains, or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained, or contributed to, (i) any employee pension benefit plan that is subject to title IV of ERISA or (ii) any "multiemployer plan," as such term is defined in Section 3(37) or 4001(a)(3) of ERISA;

     (b) no act or transaction has occurred that could result in imposition on Borrower or any ERISA Affiliate (either directly or indirectly by reason of any indemnification or hold-harmless agreement) of a material tax or penalty imposed pursuant to Section 4975 of the Code or Section 502 of ERISA;

     (c) neither Borrower nor any ERISA Affiliate sponsors, maintains, or contributes to any "employee welfare benefit plan," as such term is defined in
Section 3(1) of ERISA, or to any other plan which provides benefits to former employees thereof, that may not be terminated by such Borrower in its sole discretion at any time without any material liability to it (except for claims in the ordinary cause of business, run off coverage under a health plan or as may be mandated by law); and

     (d) Borrower is not delinquent with respect to the funding of any plans subject to ERISA.

     2.16 Regulatory Status. Borrower is not a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of any of the foregoing or a "public-utility company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or regulated as a utility or common carrier under any other federal, state, or local law. Borrower is not an "investment company" or a company "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and Borrower is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under
Section 8 of such Act.

     2.17 Brokers and Finders. No Person has any right, interest, or valid claim against Lender, Borrower, or any Affiliate of Borrower because of any agreement, undertaking, act or omission of Borrower or any Affiliate of Borrower or other Person acting on behalf of Borrower or any Affiliate of Borrower for any commission, fee, or other compensation as a result of the transactions contemplated by this Agreement or the Subject Documents.

     2.18 Disclosure. The information furnished in writing by or on behalf of Borrower or any Affiliate of Borrower to Lender pursuant to or in connection with this Agreement or the transactions contemplated hereby, which information addresses or otherwise relates to the subject matter hereof or of any of the other Subject Documents, does not contain any untrue statement of a material fact or fail to disclose any material fact necessary to make the statements contained therein or herein not misleading in light of the circumstances under which they are made and taking into account any update thereof; provided, however, that in the case of projections, Borrower represents and warrants only the factual information serving as a basis for such projections and not the assumptions and estimates therein. There is no fact or circumstance that Borrower knows or reasonably should have known and that is not disclosed to Lender in writing, that would have a Material Effect.

     2.19 Permits, Leases and Contracts. A list of all permits, leases and contracts to which Borrower is a party as of the date hereof which require payments by Borrower, in excess of $10,000 on an annual basis, other than the Subject Documents and other than purchase and sale orders in the ordinary course of business, is set forth on Schedule 2.19.

     2.20 Receipt of Reasonably Equivalent Value. Borrower has received reasonably equivalent value in exchange for its obligations under this Agreement and the other Subject Documents to which Borrower may be a party.

     2.21 Warrants. The number of shares of GC that may be purchased pursuant to the Warrants is 450,000, which represents no less than, but approximately 5.0% of the fully diluted outstanding stock of GC as of the Execution Date.

     2.22 Affiliate Transactions. Except as disclosed on Schedule 2.22 hereto, Borrower is not a party to any transaction (including, without limitation, the purchase, sale, lease or exchange of Property or the rendering of any service) with any Affiliate, employee, consultant, advisor, director, officer or shareholder of Borrower or of any Affiliate of Borrower. All transactions disclosed on Schedule 2.22 were made in the ordinary course of business and upon fair and reasonable terms no less favorable to Borrower than it could have obtained in a comparable arm's-length transaction with a Person not an Affiliate, employee, consultant, advisor, director, officer or shareholder.

     2.23 Location of Collateral. There is no Collateral under the Security Agreement that is located outside of the State of Texas except as disclosed on
Schedule 2.23.

     2.24 Small Business Concern. Borrower, together with its "affiliates" (as that term is deemed in Title 13, United States Code of Federal Regulations
Section 121.401) is a "Small Concern" within the meaning of Section 107.700 of Title 13 of the United States Code of Federal Regulations. The information to be included in the forms referred to in Section 3.2(l) hereof, when such forms are completed and executed by Borrower, will be accurate and complete in all respects. Neither Borrower nor any Subsidiary of Borrower shall use directly or indirectly the proceeds of the Lender Notes for any purpose for which a Small Business Investment Company is prohibited from providing funds by the Small Business Investment Act of 1958 and the regulations thereunder, including Sections 107.720 and 107.730 of Title 13 of the United States Code of Federal Regulations.

     2.25 Senior Lender Documents. The copies of the Senior Lender Documents attached hereto as Exhibit "B" are true, accurate and complete copies of the Senior Lender Documents now in effect.

     2.26 Board Approval of Policy. The Board of Directors of GC has (i) adopted the corporate policy contained in Exhibit "C" hereof, and (ii) approved the Borrower's covenant in Section 6.19.

     2.27 Securities Issuances. GC issued shares of its common stock pursuant to its Private Placement Memorandum dated June 2001 and the Preferred Stock pursuant to a Private Placement Memorandum in 2002. These issuances of securities were conducted lawfully in accordance with applicable federal and state securities laws. These securities were not registered under the 1933 Act or State securities laws because these issuances were exempt from the registration requirements of said laws.

     2.28 Spectrum Consulting Agreement. Borrower has entered into a consulting agreement with Spectrum Risk Decisions, a true and accurate copy of which is attached hereto as Exhibit "D."

     2.29 GC Directors. The individual GC Participants are currently members of the Board of Directors of Borrower.

     2.30 Accredited Investors. JTS and Gaylor Investment Trust Partnership are accredited investors as defined in Regulation D promulgated under the 1933 Act.

SECTION 3.  LENDER LOAN

     3.1 Lender Loan - Subject to the terms and conditions herein, Lender agrees to make the Lender Loan to Borrower.

     3.2 Lender's Conditions for Lender Note 1 - Lender's obligation to make the portion of the Lender Loan represented by Lender Note 1 pursuant to Section 3.1 shall be subject to the satisfaction or waiver by it in writing of the following conditions precedent:

     (a) Representations and Warranties True - each of the representations and warranties made by Borrower in this Agreement, any other Subject Document, or any certificate delivered pursuant hereto or thereto shall be true and complete in all material respects (except that those representations and warranties herein that contain a materiality qualifier shall not be further qualified by the materiality qualifier of this sentence) as of the Execution Date;

     (b) Compliance with this Agreement - Borrower shall have performed and complied with all agreements and conditions on its part required to be performed or complied with pursuant to this Agreement and the other Subject Documents on or before the Execution Date;

     (c) No Material Effect - no event shall have occurred and no condition shall exist that has resulted or, in Lender's good-faith judgment, will result in a Material Effect;

     (d) Officers' Certificates - Lender shall have received Officers' Certificates from Borrower dated the Execution Date, in a form mutually acceptable to Borrower and Lender, certifying that (i) the conditions specified in Section 3.2(a), (b) and (c) have been fulfilled, and (ii) no event has occurred and no condition exists that has resulted in or, in such officers' good-faith judgment, will result in a Material Effect;

     (e) Secretary's Certificates - the Secretary of Borrower shall have delivered to Lender (i) certified copies of Borrower's Organizational Documents and of resolutions of Borrower's board of directors and, if required, by its shareholders authorizing Borrower's execution, delivery, and performance of this Agreement, the Lender Notes, and the other Subject Documents to which it is or is to become a party, and (ii) a certificate of incumbency dated the Execution Date with respect to each individual executing this Agreement, the Lender Notes, or any other Subject Document on Borrower's behalf;

     (f) Lender Note 1 - Borrower shall have executed Lender Note 1 dated the Execution Date and delivered it to Lender;

     (g) Security Agreement and Financing Statements - Borrower shall have executed and delivered to Lender the Security Agreement, together with as many executed copies as may be reasonably required by Lender of all financing statements required to be filed and all registrations required to be noted to perfect the Liens created pursuant thereto;

     (h) Opinion of Counsel - Porter & Hedges, L.L.P., counsel for Borrower, shall have delivered to Lender an opinion in form and substance reasonably satisfactory to Lender and Lender's counsel;

     (i) Proceedings Satisfactory - all proceedings taken in connection with the issuance of Lender Note 1 and the execution and delivery of all Subject Documents shall be reasonably satisfactory to Lender and Lender's counsel, and Lender and Lender's counsel shall have received copies of such closing documents as they may reasonably request in connection therewith, all in form and substance satisfactory to Lender and Lender's counsel;

     (j) Insurance - Borrower shall have delivered to Lender on the Execution Date a summary of all insurance maintained by Borrower with respect to its Properties and businesses including, without limitation, liability, health and medical, property and casualty insurance, such summary to be set forth on
Schedule 3.2(j) attached hereto;

     (k) Due Diligence Fee and Other Expenses - Lender shall have received from Borrower on or before the Execution Date one-half of the total due diligence fee of two percent (2.0%) of the Lender Loan, such total amount being equal to sixty thousand and No/100 Dollars ($60,000.00), $10,000.00 of which Lender has previously received, and $20,000.00 of which shall be due and payable on the Execution Date, with the balance thereof being due at the time of the funding of Lender Note 2; Lender may withhold such fee, its legal expenses described in
Section 3.5, and the $7,500.00 owed by GC to Lender's Affiliate, Catalyst/Hall Growth Capital Management Co. LLC under the letter agreement between said parties dated June 16, 2003, from the Lender Loan proceeds;

     (l) SBA Documents - Borrower shall deliver to Lender on the Execution Date all of the SBA Documents executed by Borrower as required;

     (m) Consulting Agreement - GC shall have executed and delivered to Lender the Consulting Agreement and the Warrants described therein;

     (n) Employment Agreement - Leibman shall have executed and delivered to Lender a copy of an Employment Agreement in substantially the form attached hereto as Exhibit "E";

     (o) Certificates of Existence and Good Standing - Borrower shall have provided an original Certificate of Existence and Certificate of Good Standing for Borrower;

     (p) Loan Participation Agreement - the GC Loan Participants and JTS shall have executed and delivered to Lender the Loan Participation Agreement; and the GC Participants shall have wire transferred to Lender $500,000.00 cash as required in the Loan Participation Agreement;

     (q) Stock Transfer Restrictions - Leibman shall have delivered to Lender copies of all of his stock certificates representing the Stock containing a legend reflecting the transfer and other restrictions imposed on Leibman under
Section 6.17(d) hereof;

     (r) Certificates of Leibman Affiliates. Borrower shall have delivered to Lender appropriate resolutions certified by the general partner of Boxer Capital, Ltd., and the Secretary of Sundowner Holdings, Inc. authorizing the execution of this Agreement by said entities and Leibman in his individual capacity shall join in the signing of all certificates required under this paragraph.

     3.3 Lender's Conditions for Lender Note 2. Lender's obligation to make the portion of the Lender Loan represented by Lender Note 2 pursuant to Section 3.1 shall be subject to the satisfaction or waiver by it in writing of the following conditions precedent:

     (a) Representations and Warranties True - each of the representations and warranties made by Borrower in this Agreement, any other Subject Document, or any certificate delivered pursuant hereto or thereto shall be true and complete in all material respects (except that those representations and warranties herein that contain a materiality qualifier shall not be further qualified by the materiality qualifier of this sentence) as of the date on which Lender Note 2 is executed;

     (b) No Material Effect - no event shall have occurred and no condition shall exist that has resulted or, in Lender's good-faith judgment, will result in a Material Effect;

     (c) Officers' Certificates - Lender shall have received Officers' Certificates from Borrower dated the date of Note 2, in a form mutually acceptable to Borrower and Lender, certifying that (i) the conditions specified in Section 3.3(a) and (b) have been fulfilled, and (ii) no event has occurred and no condition exists that has resulted in or, in such officers' good-faith judgment, will result in a Material Effect;

     (d) Lender Note 2 - Borrower shall have executed and delivered to Lender
Note 2;

     (e) SBA Documents - Borrower shall deliver to Lender on the Execution Date all of the SBA Documents executed by Borrower as required;

     (f) No Event of Default - No Event of Default shall have occurred.

If these conditions are satisfied, then Lender shall fund the portion of the Lender Loan represented by Lender Note 2 on or before August 1, 2003. If these conditions are not satisfied on or before said date, then Lender shall not be required to fund this portion of the Lender Loan.

     3.4 Investment. Lender represents to Borrower that it is an "accredited investor," as such term is defined in Rule 501 of Regulation D under the 1933 Act and that it is, with the exception of the $500,000.00 participation sold to the GC Related Participants pursuant to the Loan Participation Agreement, acquiring the Lender Notes and the Warrants for its own account for the purpose of investment and not with a view to resale or distribution thereof in violation of any securities law, and, other than as described in the referenced Loan Participation Agreement, Lender has no present intention of selling or distributing the Lender Notes or the Warrants in violation of any securities law. It is understood that, in making its representations and warranties in
Section 2.9, Borrower is relying, to the extent applicable, upon the representations in this Section 3.3.

     3.5 Expenses. Borrower shall pay on the Execution Date (a) all reasonable fees and expenses of Page, Murphree, Byerly & Hansen, P. L. L.C., Lender's counsel, in connection with the negotiation, preparation, delivery and execution of the Subject Documents and any subsequent related amendment, waiver, consent or UCC continuation or amendment statement, and (b) after an Event of Default, all reasonable out-of-pocket costs, fees and expenses of Lender paid or incurred by Lender in connection with the enforcement of the obligations of the Borrower arising under the Subject Documents (including, but not limited to, reasonable attorneys' fees, expenses and court costs).

SECTION 4. PAYMENTS

     4.1 Direct Payment. Borrower shall pay all amounts payable with respect to the Lender Notes (without any presentment of such Lender Notes and without any notation of such payment being made thereon, subject to the provisions of
Section 8) in immediately available funds, for credit prior to the close of business, Houston time on the date such payment is due. Lender agrees that in the event it shall sell or transfer the Lender Notes in accordance with the provisions of Section 5, prior to delivering such Lender Notes to the purchaser or transferee, it shall make a notation thereon of all principal, if any, paid on such Lender Notes and will also note thereon the date to which interest has been paid on such Lender Notes, and (b) it promptly shall notify Borrower in writing of the name and address of the transferee of such Lender Note; provided, however, that failure to comply with the preceding provisions of this sentence shall not relieve Borrower of its obligations to make payments under such Lender Notes as and when the same become due.

     4.2 Mandatory Repayments. Borrower shall repay principal and interest on the Lender Notes, subject to the other provisions of this Section 4, as follows:

     (a) Beginning on August 1, 2003, and on or before the 1st day (or if such day is not a Business Day, the first Business Day thereafter) of each calendar month thereafter through and including December 1, 2003, Borrower shall make five (5) installments of accrued but unpaid interest.

     (b) Beginning on January 1, 2004, and on the first day of each of the next seventeen (17) calendar quarters thereafter (or if such day is not a Business Day, the first Business Day thereafter), Borrower shall make a payment of principal in the amount of $166,666.67, plus accrued interest, with the final such installment being due on April 1, 2008.

     4.3 Voluntary Prepayment. As of any Business Day, but only if Borrower shall have notified Lender specifying the date therefor no later than the second day before such date, Borrower may prepay all or part of the principal amount outstanding under the Lender Notes; provided, however, that in connection with any prepayment following the Execution Date, to the extent any prepayment is made from any cash source other than operating cash flow, Borrower shall pay Lender a prepayment fee equal to three percent (3%) of the amount prepaid during the first two years after the Execution Date. Any prepayment of principal must be in the amount of at least $100,000.00. After the second anniversary of the Execution Date, Borrower may from time to time prepay all or part of the principal amount outstanding under the Lender Notes, so long as such payment is at least $100,000.00, without penalty or premium of any kind, but with accrued interest to the date of prepayment on the amount so prepaid. Any prepayments of principal shall be applied to the principal installments due on the Lender Notes in inverse order of their maturities.

     4.4 Application of Payments. All payments received in respect of the Lender Notes, this Agreement, or the Subject Documents shall be applied first to the unpaid costs and expenses for which Borrower is liable to Lender under the Subject Documents and for which Borrower has been billed by Lender, next to interest on the Lender Notes, and next to principal on the Lender Notes.

     4.5 Interest. Interest on the Lender Notes shall be twelve and one-half percent (12.5%) per annum and shall be computed on a daily basis consisting of a 360-day year. Interest on obligations of Borrower pursuant to this Agreement (other than obligations of Borrower pursuant to the Lender Notes) shall bear interest if not paid when due at the Default Rate.

SECTION 5.  CERTAIN PROVISIONS REGARDING THE LENDER NOTES

     5.1 Transfer of Lender Notes. Following any transfer of the Lender Notes by Lender, or any merger or other change in Lender's name or identity, upon surrender of such Lender Notes at the address of Borrower described in Section 9.1, Borrower, at the request of Lender and at Lender's expense, shall execute and deliver a new note or notes in exchange therefor in an aggregate principal amount equal to the unpaid principal amount of the surrendered Lender Notes. Each such new note shall be payable to such Person as Lender may request and shall be a note substantially in the form of the Lender Notes, as applicable, and dated the date upon which the Lender Notes were surrendered. Lender agrees that it will not transfer the Notes to any Person who is engaged in a business that is in competition with the Business.

     5.2 Replacement of Lender Notes. Upon receipt by Borrower of evidence reasonably satisfactory to it of the ownership of the Lender Notes and that Note 1 or Note 2 has been lost, stolen, destroyed, or mutilated and (i) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to Borrower, or (ii) in the case of mutilation, upon surrender thereof, Borrower at Lender's expense, will execute and deliver in lieu thereof a new note in the form and the denomination of, issued in the name of Lender, and dated the date of such lost, stolen, destroyed, or mutilated Lender Notes, which former Lender Notes shall be deemed canceled. Every new note issued pursuant to this Section 5.2 in lieu of any destroyed, lost, stolen, or mutilated Lender Notes shall constitute an original contractual obligation of Borrower, and Lender shall be entitled to all the benefits of this Agreement; provided, however that Lender shall indemnify and hold harmless Borrower from any liability that might arise from issuance of a replacement Lender Notes.


SECTION 6. BORROWER'S BUSINESS COVENANTS

     Borrower covenants that on and after the date hereof and until the expiration date provided in Section 6.21:

     6.1 Payment of Lender Notes, Etc. Borrower shall punctually pay or cause to be paid the principal and interest to become due in respect of the Lender Notes according to the terms thereof. Borrower shall perform its respective obligations under all other Subject Documents to which it is or becomes a party.

     6.2 Use of Proceeds. Borrower shall use the proceeds of the Lender Notes for the purposes described in Section 2.11. No proceeds from the Lender Notes shall be used for any purpose other than those described in Section 2.11 without the prior written consent of Lender, such consent not to be unreasonably withheld or delayed.

     6.3 Business. Borrower shall not engage in any business other than the activities described in Section 2.5.

     6.4 Maintenance of Existence and Status. Borrower shall (a) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate or other applicable existence, (b) qualify or register as a foreign corporation, limited partnership or other entity, as applicable, in each jurisdiction in which the nature of its Properties or business makes such qualification necessary, and (c) cause the representations and warranties in
Section 2.1 to remain true and correct.

     6.5 Payment of Taxes and Claims. Borrower shall pay as they become due, and in all cases before they become delinquent:

     (a) all relevant taxes, assessments, and governmental charges or levies imposed upon it or its Property, and

     (b) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords, and other like Persons that, if unpaid, might result in the creation of a Lien upon its Property; provided, however, that any of the foregoing items need not be paid (i) while being contested in good faith and by appropriate proceedings or while levy and execution thereon have been stayed, and so long as adequate book reserves or other action required by GAAP have been established with respect thereto, (ii) payment thereof is covered in full (subject to the customary deductible) by insurance, or (iii) so long as the failure to pay timely any such items, singly or in the aggregate, does not have a Material Effect.

     6.6 Sale or Transfer of Assets, Merger, etc. (a) Borrower shall not sell, lease, transfer, or otherwise dispose of any of its Properties without the prior written consent of Lender except for (i) sales of goods in the ordinary course of business, (ii) sales, discounts or transfers of delinquent accounts receivable in the ordinary course of business for purposes of collection, (iii) occasional sales of non-material assets for consideration not less than fair market value, (iv) dispositions of assets that are obsolete or have negligible fair market value, (v) sales of equipment for fair and adequate consideration (but if replacement equipment is necessary for the proper operation of the business of the Borrower, the Borrower must promptly replace the sold equipment), and (vi) transfers or dispositions that do not exceed the amount of $100,000.00 in aggregate per annum and that do not have a Material Effect.

     (b) Borrower shall not sell all or substantially all of its Properties or consolidate with or merge into any other Person.

     (c) Lender shall have the right to condition its consent under this Section
6.6 to having the Lender Notes paid in full and the obligations of Borrower under the Warrants being satisfied.

     6.7 Debt. Borrower shall not have or incur any Debt other than (a) the indebtedness evidenced by the Lender Notes; (b) obligations to financial institutions arising out of the endorsement and deposit of checks; (c) current liabilities incurred in the ordinary course of business; (d) Debt incurred or existing by virtue of changes, from and after the date of this Agreement, in any requirements of GAAP; (e) Senior Debt; (f) the JTS Note, and (g) provided that no Default or Event of Default has occurred and is continuing at the time of incurrence thereof, (i) purchase money Debt and (ii) obligations that would be characterized as capital leases by GAAP for equipment and vehicles not to exceed $200,000.00 in any calendar year.

     6.8 Liens and Encumbrances. Borrower shall not cause, permit, or agree or consent to cause in the future (upon the happening of a contingency or otherwise), any of its Property, whether now owned or hereafter acquired, to be subject to a Lien, except:

     (a) Liens securing taxes, assessments, or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords, and other like Persons, provided the payment thereof is not at the time required by Section 6.5;

     (b) Liens incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance, social security, and other like laws or (ii) to secure the performance of letters of credit, bids, tenders, contracts, leases, statutory obligations, surety, appeal, and performance bonds, and other similar obligations not incurred in connection with the borrowing of money, or the obtaining of advances, or the payment of the deferred purchase price of Property; but only to the extent in each such case Borrower is in substantial compliance with the material obligations relating to the foregoing;

     (c) attachments, judgments, and other similar Liens arising in connection with court proceedings, including, without limitation, adverse judgments on appeal provided the execution or other enforcement of such Liens is effectively stayed within 60 days after the entry thereof and the claims secured thereby are being contested in good faith and by appropriate proceedings, or as long as adequate book reserves or other action required by GAAP have been established with respect thereto, or payment thereof is covered in full (subject to the customary deductible) by insurance;

     (d) Liens securing the Lender Notes and other obligations under the Subject Documents;

     (e) purchase money Liens on and transactions that would be characterized as capital leases by GAAP covering equipment and vehicles related to permitted Debt as described in Section 6.7 herein, not to exceed $200,000.00 in any calendar year;

     (f) other Liens that arise by operation of law;

     (g) with respect to any particular trade vendor of any Borrower, Liens on inventory supplied by that certain trade vendor securing amounts owed to that trade vendor that arise in the ordinary course of business;

     (h) encumbrances and restrictions on the use of real property which do not materially impair the use thereof;

     (i) any interest or title of a lessor in assets being leased to Borrower; and,

     (j) Liens securing the Senior Debt.

     6.9 Borrower's Financial Covenants. (a) Borrower's consolidated EBITDA and Borrower's consolidated gross revenues, as calculated from amounts reflected on Borrower's unaudited income statements with respect to the covenants as of each six month period ending June 30th and December 31st and audited as to all fiscal year covenants prepared in accordance with GAAP for the periods indicated below shall, at a minimum, be as follows:


         Date                                                  EBITDA         REVENUES
         ----                                                  ------         --------
         Full Year Ended December 31, 2003                $   5,000,000    $   90,000,000

         Six Months Ended June 30, 2004                       2,500,000        45,000,000
         Six Months Ended December 31, 2004                   3,500,000        60,000,000
         Total:  Fiscal Year 2004                             6,000,000       105,000,000

         Six Months Ended June 30, 2005                       3,000,000        50,000,000
         Six Months Ended December 31, 2005                   4,000,000        65,000,000
         Total:  Fiscal Year 2005                             7,000,000       115,000,000

Such amounts and values stated above for the six month period ended December 31, 2005, shall remain the benchmark for all six month periods thereafter until all of Borrower's obligations to Lender arising out of or relating to this Agreement are fully extinguished.

     (b) Borrower's Fixed Charge Ratio, measured quarterly on a consolidated basis beginning with the quarter ending September 30, 2003, shall not be less than 1.75 for the quarter ending September 30, 2003, and shall not be less than
2.0 for all quarters ending thereafter.

     (c) Borrower's Current Ratio, measured quarterly on a consolidated basis beginning with the month ending June 30, 2003, shall not be less than 1.20, except that for the quarter ended June 30, 2003, the Current Ratio shall be not less than 1.0.

     (d) Borrower's ratio of Funded Debt to Tangible Net Worth, measured quarterly on a consolidated basis beginning with the month ending September 30, 2003, must be no greater than the following:


         Date                                                          Ratio
         ----
         From Execution Date through September 30, 2003                3.5:1
         September 30, 2003 through September 30, 2004                 3.0:1
         September 30, 2004 through September 30, 2005                 2.0:1
         September 30, 2005 and thereafter                             1.5:1

     6.10 Distributions. Borrower may not declare, make or permit (or incur any liability to make, declare or permit) any Distribution, except for permitted dividends on the outstanding Preferred Stock; however, Borrower shall be permitted to purchase shares of its stock from its employees (excluding Leibman and Zlotnik), but Borrower cannot purchase more than 20,000 shares from any employee.

     6.11 Compliance with Laws. Borrower shall conduct its business and affairs and maintain its Properties in compliance with all applicable laws, rules, regulations, judgments, orders, and decrees (including Environmental Laws) the failure to comply with which would have a Material Effect.

     6.12 ERISA Compliance. Except to the extent necessary to operate the Borrower's 401K plan, Borrower shall not, and shall not permit any ERISA Affiliate to:

     (a) engage in any non-exempt "prohibited transaction," as such term is defined in section 406 of ERISA or section 4975 of the Code;

     (b) sponsor, maintain, or contribute to any "employee pension benefit plan," as such term is defined in section 3(2) of ERISA, that is subject to title IV of ERISA;

     (c) contribute to or assume an obligation to contribute to any "multi-employer plan," as such term is defined in section 3(37) or 4001(a)(4) of ERISA; or

     (d) acquire an interest in a Person that causes such Person to become an ERISA Affiliate if such Person sponsors, maintains, or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (i) any multiemployer pension plan or (ii) any employee pension benefit plan that is subject to title IV of ERISA that could have a Material Effect.

     6.13 Transactions with Affiliates. Except for transactions in the ordinary course of business with Borrower's Subsidiaries and Affiliates disclosed herein and transactions not exceeding an aggregate of $20,000.00 per Person, Borrower shall not enter into any transaction (including the purchase, sale, lease, or exchange of Property or the rendering of any service), or amend or extend any existing contractual arrangement, with any Affiliate, employee, consultant, advisor, director, officer or shareholder of Borrower or of any Affiliate of Borrower without the prior written consent of Lender. For all such transactions that Lender approves, Borrower agrees to provide Lender with (i) a monthly written report reflecting the amount of money and other consideration exchanged by the parties to such transactions, which shall be due within 30 days after the close of the applicable month, and (ii) upon the request of Lender monthly financial statements of any Affiliate with which Borrower engages in transactions described in this Section 6.13.

     6.14 Board of Directors. For so long as (i) the Lender Notes remain outstanding or (ii) Lender holds at least 100,000 shares of Common Stock issued on exercise of the Warrants (or Warrants to purchase 100,000 shares of Common Stock), Borrower agrees to present annually for shareholder election one designee of Lender to serve on its board of directors. Regardless if Lender's designee is elected to the board, he shall have access to the same information as all other members of the Board of Directors of Borrower, and if elected Borrower agrees to appoint such person to the corporate governance committee and its subcommittee, the compensation committee, of its Board of Directors. In the event that Lender's designee does not occupy a seat on the Board of Directors, he shall nevertheless be invited to all meetings of the Board, whether held in person, telephonically, or otherwise, as well as compensation committee and audit committee meetings, and will receive copies of all communications pertaining to the Board and these committees until such time as the Lender Notes are paid in full and all obligations in the Subject Documents are satisfied. In the event that the Lender assigns or conveys the Lender Notes to a third-party participant, such third-party participant shall have the right to designate a person for presentation to the shareholders as provided above, but only if Lender relinquishes such right and the outstanding balance of the Lender Notes exceeds $1,000,000.00. Borrower shall use commercially reasonable best efforts to cause the designee of Lender or its assignee to become a member of the Board of Directors of Borrower.

     6.15 Insurance.

     (a) Property. Borrower will maintain insurance in full force and effect with insurance companies of recognized standing on all of its properties of an insurable nature in the manner and amounts and against the casualties and contingencies indicated on Schedule 3.2(j);

     (b) General Liability, Worker's Compensation, Health, Medical, etc. Borrower shall also maintain in full force and effect with insurance companies of recognized standing (or, as to workers' compensation or similar insurance, with an insurance fund authorized by the jurisdiction in which it operates) general liability, health, medical, automobile, and such other insurance as is customarily maintained by similar companies in the industry in the same geographic region in which Borrower operates the Business; further, Borrower agrees to obtain worker's compensation insurance within 30 days after the Execution Date;

     (c) Fidelity Bonding. Borrower shall obtain within 30 days after the Execution Date, and shall thereafter maintain for the term of the Lender Loan, officer fidelity bonding in the amount of at least $500,000.00, however, such amount shall be subject to reasonable change based on review of the cost of such premiums; and,

     (d) "Key Man" Life Insurance. Within 30 days after the Execution Date Borrower will (i) obtain and deliver to Lender a "key man" life insurance policy covering Neil Leibman in an amount of at least $3,000,000.00, and (ii) collaterally assign this policy to Lender pursuant to that certain Assignment of Life Insurance Policy as collateral under terms reasonably acceptable to Lender and providing that any proceeds paid thereunder to the Lender be applied to the payment of the Lender Notes, and shall have a guaranteed renewal such that coverage is in effect for a period of at least eight (8) years from the Execution Date.

     The Borrower shall cause such policies to remain in full force and effect until the obligations of the Borrower under the Lender Notes have been paid in full and shall promptly notify Lender if any such policy is canceled. At the close of the transactions contemplated by this Agreement, Borrower will deliver to Lender Schedule 3.2(j), which is a written summary of all insurance held by Borrower. Additionally, at reasonable intervals and from time to time, Borrower will furnish evidence of all insurance required by this Section 6.15 to Lender upon reasonable request by Lender.

     6.16 Additional Prohibitions. Borrower shall not, without the prior written consent of Lender:

     (a) increase the aggregate existing base remuneration of the officers and directors of Borrower listed on Schedule 6.16(a) by an amount in excess of five percent (5%) per annum;

     (b) acquire, or enter into any contracts contemplating the acquisition of a majority of the assets and Properties or ownership interest of any Person or a merger with any Person, excluding any such acquisitions that do not exceed $100,000.00 in the aggregate per annum;

     (c) except for any renewal of Borrower's existing real property leases or a comparable real property lease at fair market value, enter into any material contract, lease or agreement (including without limitation, any financing, or operating lease, or any lease of real property), providing for the payment by Borrower, in each case, of amounts in excess of $100,000.00 during any year;

     (d) cause or make capital expenditures (excluding expenditures in subparagraph (b) above) greater than $200,000.00 in aggregate during any calendar year;

     (e) change or alter the locations or nature of any of its business (provided that Borrower may open new facilities without first receiving the consent of Lender thereto); or

     (f) alter any of the terms and conditions of the Senior Debt pertaining to maturity dates, interest rates, or collateral, or increase the maximum principal amount available to Borrower under the Senior Debt; or

     (g) alter or amend any of Borrower's Organizational Documents;

     (h) release any Person from a noncompetition agreement in favor of Borrower or fail to take reasonable action to prevent or stop any Person from engaging in conduct that violates a noncompetition agreement in favor of Borrower.

     (i) file in an office of public records a UCC-3 form or other document releasing or terminating a security interest in favor of Lender covering any Collateral unless and until all obligations of Borrower contained herein and in the Subject Documents have been satisfied; or

     (j) file in an office of public records a UCC-3 or other document amending a UCC Financing Statement.



     6.17 Covenants of Leibman. Leibman makes the following covenants:

     (a) Leibman agrees to abide by all terms of his Employment Agreement with Borrower, a copy of which is attached hereto as Exhibit "D."

     (b) As additional consideration for and to induce Lender to enter this Agreement, Leibman agrees not to compete in the same or similar business in which Borrower is now engaged, whether as an employee, partner, owner, stockholder, director, trustee, or in any other capacity until the expiration of five (5) years after the Execution Date or the Lender Notes have been paid in full, whichever comes first. This personal covenant is effective and applies within any geographic market in which Borrower now engages or hereafter engages during any period in which this covenant is in effect. If the provisions of this paragraph are violated in whole or in part, Lender shall be entitled upon application to any court of proper jurisdiction to enjoin Leibman from such further violation without prejudice to any other remedies that Lender may have at law or in equity. Further, in the event that the provisions of this Section should ever be deemed to exceed the time or geographic limitations permitted by the applicable law, the parties agree that such provisions shall be reformed to the maximum time and geographical limitations permitted by applicable law. The restrictions against competition in this paragraph shall not be applicable if Borrower terminates Leibman's employment without cause under Section 5 of the Employment Agreement described in Exhibit "E" attached hereto. Notwithstanding the foregoing, Leibman shall be permitted to purchase shares of stock in publicly traded companies that do not aggregate more than 2% of the outstanding shares of any such company.

     (c) Leibman and the Leibman Affiliates will not sell, transfer, pledge, or otherwise assign or encumber any of their Stock in Borrower without the prior written consent of Lender. Lender is expressly authorized to condition its consent to a transfer or sale by Leibman and the Leibman Affiliates to Leibman's and the Leibman Affiliates' first offering Lender the opportunity for a period of at least 30 days to participate in such sale with respect to the shares represented by the Warrants on the same terms and conditions offered to Leibman and the Leibman Affiliates. In the event that Lender elects to participate in such sale and the third party purchaser elects to purchase less than all of the offered units, then the units to be sold to the third party by Leibman, the Leibman Affiliates and Lender shall be determined on a pro rata basis. All certificates representing the Stock shall reference the restrictions in this paragraph. The covenants of this paragraph will expire on the earlier to occur of (i) when Lender's put option in the Warrants covers 100,000 or fewer shares of Common Stock, or (ii) upon the consummation of a public offering of shares of the common stock of Borrower whereby at least $10,000,000.00 of net proceeds are received by Borrower, and a put offering market capitalization for Borrower exists of at least $50,000,000.00 for a period of 30 days (market capitalization defined as average trading price multiplied by the number of registered and tradable shares held by non-Affiliates of Borrower) such that a liquid and public market exists for the trading of the common stock, provided that the Lender's shares are freely tradable by virtue of a registration of the shares by Borrower. Upon the termination of Leibman's employment with Borrower without cause by Borrower, Lender shall have no right to object to a sale or other disposition by Leibman or the Leibman Affiliates of their stock in Borrower, but Lender's rights in this paragraph to participate in any such sale or disposition shall remain in force and effect.

     (d) Leibman recognizes his responsibilities as an officer of Borrower to take appropriate action to insure Borrower's compliance with its covenant in Sections 6.19 and 6.21.

     (e) Leibman and Leibman's Affiliates will not purchase any shares of Borrower's stock except for their benefit and in connection with the Borrower's 401(k) plan.

     6.18 Senior Debt and JTS Note. Borrower shall punctually pay or cause to be paid the principal and interest to become due in respect of the Senior Debt and the JTS Note according to the terms thereof. Borrower shall perform all of its obligations under the Senior Lender Documents.

     6.19 Adherence to Board Policy. Borrower shall at all times adhere to the policy contained in Exhibit "C" in all material respects.

     6.20 Employment of Additional Personnel. Borrower acknowledges that Rod Danielson is the primary employee of GC devoted to managing and executing Borrower's functions relating to power demand forecasting and the procurement of power related to the forecast of demand. Borrower agrees that within 45 days after the Effective Date, GC will hire at least one and possibly two additional employees with business background and experience necessary to assist Rod Danielson in the performance of these functions by creating human redundancy and/or backup to him and to expand the particular reservoir of skills needed for this key company function.

     6.21 Disaster Recovery Plan. Borrower agrees to improve its disaster recovery plan within 120 days after the Execution Date by implementing a backup processing center in a co-location facility located in either Houston or Austin, Texas, to serve as a failover for the existing Midtown Atlanta server system. Standard procedures for disaster recovery and switchover to the new center will be developed and drills performed to insure readiness in case of a disaster.

     6.22 JTS Warrant. Simultaneous with or after the execution of this Agreement, Borrower will issue a stock warrant to JTS to purchase 81,000 shares of Borrower's common stock in substantially the form attached hereto as Exhibit "F."

     6.23 JTS Note. Within 20 days after the Execution Date, Borrower shall deliver to Lender the original JTS Note endorsed to Lender and shall make all payments due under the JTS Note to Lender or other subsequent holder of the JTS Note.

     6.24 Expiration of Covenants. Except as provided in Sections 6.14, 6.15 and 6.17(b) and (c), and in the second sentence of this paragraph, all covenants of Borrower and Leibman contained in this Section 6 will expire only after the indebtedness and obligations of Borrower evidenced by the Lender Notes and the other Subject Documents (including the Warrants) have been satisfied in full. The covenants of Borrower and Leibman contained in Sections 6.1, 6.2, 6.6, 6.7, 6.8, 6.9, 6.13, 6.15, 6.16, 6.17(b), 6.18 and 6.20 will expire at such time as the Lender Notes have been paid in full, and the covenants of Borrower described in Section 6.10 will expire at such time as the number of shares of common stock of Borrower held by Lender on exercise of the Warrants or subject to the Warrants are less than 100,000 cumulatively.

SECTION 7. INFORMATION AS TO BORROWER

     Borrower covenants that on and after the date hereof and as long thereafter as any of the indebtedness evidenced by the Lender Notes or any other Subject Document is outstanding:

     7.1 Financial and Business Information. Borrower shall deliver, or shall cause to be delivered, to Lender, in such quantities as it reasonably may request:

     (a) Monthly Statements - promptly after preparation and in any event on or before the 30th day after the last day of each calendar month as to items (i) and the statements of operations in (ii) below and the 40th day after the last day of each calendar month as to the cash flows in items (ii), (iii) and (iv) below:

          (i)  the balance sheet of Borrower as at the end of such month,

          (ii) the statements of operations and of cash flows of Borrower for such month and for the portion of the fiscal year ending with such month,

          (iii) a one or two page written summary analysis in memorandum form prepared by Borrower's management of the results of Borrower's business and analysis of any variances from the Board approved budget and any significant developments relating thereto, during the previous month;

          (iv) any and all monthly reports provided to TXU; and

          (v) a written report in form and content satisfactory to Lender, showing a listing and aging of Accounts of $5,000.00 or more, along with a summary page for all Accounts and a list of Accounts sent to Borrower's attorneys for collection and such other information as Lender may request in writing from time to time. Borrower shall immediately notify Lender of the assertion by any account debtor of any set off, defense or claim regarding an account or any other matter adversely affecting an account in excess of $10,000.00 in the case of clauses (i) and (ii) above, setting forth as to the income statement only in comparative form the figures for the corresponding periods in Borrower's originally prepared budget, all in reasonable detail and certified as presented fairly in all material respects, on a basis consistent with Borrower's past practice, subject to changes resulting from year-end adjustments, by the Chief Executive Officer and Principal Financial Officer of Borrower; and the items required in (ii) and (iii) above for May 2003 shall not be due until July 25, 2003.

     (b) Quarterly Statements - promptly after preparation and in any event on or before the 45th day after each calendar quarter:

          (i) the balance sheet of Borrower as at the end of such calendar quarter, and

          (ii) the statements of operations and cash flow of Borrower for such calendar quarter; and

          (iii) the EBITDA for Borrower for the most recently completed four fiscal quarters and the then existing Funded Debt and interest due for the ensuing four quarters, expressed as a coverage ratio;

setting forth in each case in comparative form as to the income statement the figures for the corresponding periods in Borrower's originally prepared budget, all in reasonable detail and certified as presented fairly in all material respects, in accordance with GAAP, subject to changes resulting from year-end adjustments, by the Chief Executive Officer and Principal Financial Officer of Borrower; and

          (iv) a certificate of compliance with respect to the covenants of Borrower contained in Section 6 hereof executed by an officer of Borrower.

          (v) certification by the President of Borrower that Borrower is in compliance with the financial covenants contained in Section 6.9, along with all calculations related thereto.

     (c) Annual Statements - promptly after preparation and in any event on or before the 120th day thereafter:

          (i) an audited balance sheet of Borrower as at the end of such year, and

          (ii) audited statements of operations and cash flow of Borrower for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by an opinion on such statements of independent certified public accountants of recognized standing selected by Borrower, which opinion shall state that (x) except as expressly set forth in such opinion, such financial statements of Borrower and the Subsidiaries fairly present in all material respects the financial condition and results of operations and cash flow of Borrower in accordance with GAAP (except for changes in application in which such accountants concur), and (y) the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other auditing procedures as they considered necessary in the circumstances;

         (d) Projections - on or before January 31 of each year, commencing with the year beginning January 1, 2004, updated and detailed one-year financial projections prepared by Borrower's management setting forth the projected profit and loss, balance sheet and cash flow figures for Borrower's business for the next year, on a monthly or quarterly basis;

     (e) Reports and Announcements - (i) promptly upon its becoming available, and in any event within fifteen (15) days of filing or receipt, as applicable, copies of each regular or periodic report and any registration statement, prospectus, or material written communication in respect thereof filed by Borrower with, or received by Borrower in connection therewith from, any securities exchange or the Securities and Exchange Commission, state securities agency, or any successor agency, including proxy statements and quarterly and annual filings with the Securities and Exchange Commission, or (ii) promptly after issuance, a copy of any press release intended for distribution by multiple media sources;

     (f) ERISA - promptly upon becoming aware of the occurrence of any "reportable event," as such term is defined in section 4043 of ERISA for which reporting has not been waived under applicable regulations, or a material "prohibited transaction," as such term is defined in section 406 of ERISA or section 4975 of the Code, in either case in connection with any employee pension benefit plan or trust created thereunder with respect to Borrower or any ERISA Affiliate, a written notice specifying the nature thereof, what action is being taken or is proposed to be taken with respect thereto and, when known, any action taken by the Internal Revenue Service, the Department of Labor, or the Pension Benefit Guaranty Corporation with respect thereto which could have a Material Effect;

     (g) Notice of Default or Event of Default - as soon as practicable, but in any event on or before the fifth (5th) Business Day after becoming aware of the existence of a Default or an Event of Default, a written notice specifying the nature and period of existence thereof and what action is being taken or is proposed to be taken with respect thereto;

     (h) Bankruptcy Event - immediately following, but in any event on or before the third (3rd) Business Day, the occurrence of an event of the type described in Section 8.1(g), (h), or (i), a written notice specifying such event and its status; and


     (i) Requested Information - promptly following request, such other data and information respecting the business affairs, operations, assets and liabilities of Borrower and its Subsidiaries and Affiliates not otherwise required to be kept confidential in accordance with any agreement or applicable law (but only if any disclosure of such information will not constitute a waiver of any attorney-client privilege) as from time to time reasonably may be requested by Lender.

     (j) Notice of Claimed Default - as soon as practicable, but in any event on or before the third Business Day after becoming aware that the holder of any evidence of Debt or Security of Borrower or any Subsidiary other than Lender has given notice or taken any other action with respect to a claimed default or incipient default, a written notice specifying the notice given or action taken by such Person and the nature of the claimed default or incipient default and what action is being taken or is proposed to be taken with respect thereto;

     (k) Minutes - as soon as available, minutes of the meetings of Borrower's shareholders and Board of Directors and any subcommittees thereof (including copies of all written consents in lieu of meetings).

     (l) TXU Reports - within 24 hours after Borrower has provided TXU Corp. with reports required under the Energy Marketing Support Agreement between GC and TXU Corp., Borrower will provide to Lender copies of all such reports except to the extent such reports have already been provided to Lender under other sections of this Section 7.

     (m) Other Notices and Reports - as soon as practicable, but in any event on or before the third business day after the occurrence of the following events:
(i) written notice of any change in the name, identity or structure of Debtor, or (ii) any charge, lien, security interest, claim or encumbrance asserted against the Collateral, any litigation against Debtor or the Collateral, or any theft, loss, injury or similar incident involving the Collateral which individually or in the aggregate would have a Material Effect. Debtor shall furnish such other reports, information and data regarding Debtor's financial condition and operation of the Collateral and such other matters as Secured Party may reasonably request in writing from time to time.

     7.2 Inspection. Upon reasonable notice and at reasonable intervals and at the Lender's expense, Borrower shall allow Lender or Lender's representative during business hours or at other reasonable times to inspect any of its Properties, to review reports, files, and other records not otherwise required to be kept confidential in accordance with any agreement or applicable law (but only if any disclosure of such information by Borrower will not constitute waiver of any attorney-client privilege) and to make and take away copies, and subject to Section 7.3, to discuss, from time to time, any of its affairs, conditions, and finances with its directors, officers, controller, director of finance and certified public accountants.

     7.3 Confidentiality. From and after the date of this Agreement, Lender shall hold confidential all information, unless specifically identified by Borrower as public, heretofore or hereafter obtained in connection with this Agreement or any Subject Document, or obtained pursuant to the requirements of this Agreement or any Subject Document (the "Information"); provided, however, that Lender may make disclosure reasonably required (i) in connection with the enforcement of Lender's rights under this Agreement and the Subject Documents, or otherwise in connection with litigation involving Lender's rights under this Agreement and the Subject Documents (and subject to customary protective orders); provided, however, that in any such case the Information shall only be transmitted or disclosed to attorneys and accountants and other advisors of Lender who "need to know" the Information and who are informed of the confidential nature of the Information and agree in writing to keep such Information confidential as set forth in this Section 7.3, (ii) in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound financial practices, to inform Lender's partners and their advisors from time to time of the nature of Borrower's business, key personnel, capital structure, and pertinent financial information about the Borrower's performance, and other relevant data typically disclosed by Lender to such Persons; provided, that they are informed of the confidential nature of such information, (iii) in connection with an assignment of the Lender Notes as allowed under this Agreement; provided, however, that on or about the date of any such disclosure to any prospective assignee notice thereof shall be given Borrower, and also provided further that prior to any such disclosure, each assignee or prospective assignee shall have agreed to be bound by the provisions of this Section 7.3, and (iv) by any governmental authority having jurisdiction over Lender or by any applicable rule of law; provided, however, that in such event Lender shall use its reasonable efforts to provide Borrower with five (5) Business Days prior written notice of such disclosure so that Borrower may seek a protective order or other appropriate remedy, and provided, further, that in the event such protective order or other remedy is not obtained, or Lender is unable to give Borrower prior notice Lender will furnish the Information legally required to be provided to such governmental authority. In no event shall Lender be obligated or required to return any materials furnished by Borrower; provided, however, each prospective assignee shall be required to agree that if it does not become an assignee it shall return upon Borrower's written request all materials furnished to it by Lender in connection with this Agreement; provided, moreover, that Lender shall give Borrower prompt written notice of each prospective assignee from whom Lender does not promptly request such return of materials so that Borrower may make a request if it chooses. Nothing in this Section 7.3 shall abrogate any Person's obligations regarding non-public information under any applicable law.

SECTION 8. EVENTS OF DEFAULT

     8.1 Nature of Events. An "Event of Default" shall exist if any of the following occurs and is continuing:

     (a) Payments - Borrower fails to make any payment to Lender (whether principal, interest, or otherwise) on Note 1 or Note 2 within five days after the date on which such payment is due;


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

     (b) Particular Covenant Defaults - except as provided in Section 8.1(a) or
Section 8.1(c), Borrower or Leibman fails fully and punctually to perform or comply with any covenant in this Agreement or the other Subject Documents to which it is or becomes a party;

     (c) Other Covenant Defaults - Borrower fails to perform or comply with Sections 6.3, 6.4, 6.5, 6.7, 6.8, 6.10, 6.11, 6.12, 6.13, 6.14, 6.16, or 6.18
hereof or any of the other Subject Documents, and such failure remains continuing and uncured for thirty (30) days after Borrower's receipt of written notice thereof;

     (d) Representations or Warranties - any material representation by Borrower or any Affiliate or Subsidiary of Borrower in this Agreement or any other Subject Document is materially false or misleading as of the date made;

     (e) Default on Senior Debt - an event of default has occurred and is continuing beyond any period of cure with respect to the Senior Debt or any of the Senior Lender Documents;

     (f) Default on Indebtedness - an event of default has occurred and is continuing with respect to any Debt permitted to be incurred by Borrower pursuant to Section 6.7, or any other Debt (other than Senior Debt or trade accounts payable arising in the ordinary course of business) of Borrower or any portion thereof, equal to or exceeding $100,000.00 singly or in the aggregate; provided, however, that no Event of Default shall exist under this Section 8.1(f) if Borrower is contesting in good faith the right of the holder of such Debt to accelerate the payment of the Debt and has established adequate reserves therefor;

     (g) Involuntary Bankruptcy Proceeding - a receiver, liquidator, custodian, or trustee of Borrower, or of any material Property thereof is appointed by court order and such order remains in effect on the ninetieth (90th) day after its entry; or a petition is filed, a case is commenced, or relief is ordered against Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed with (90) days of such filing, commencement, or order;

     (h) Voluntary Petitions - Borrower files a petition commencing a case in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition or the commencement of any case against it under any such law;

     (i) Assignments for Benefit of Creditors - Borrower makes an assignment for the benefit of its creditors, or consents to the appointment of a receiver, trustee, custodian, or liquidator thereof, or of all or any material portion of the Property of any of them;

     (j) Undischarged Final Judgments - any final judgment or judgments for the payment of money or any warrant of sequestration against any assets of Borrower having a value, in each case, aggregating in excess of $100,000 is or are outstanding against Borrower and such judgments remain outstanding on the ninetieth (90th) day after entry and have not been discharged in full or stayed, or made the subject of pending appeal;

     (k) Collateral - except as permitted by Section 6.6, should Borrower cease to own good and indefeasible title to a material portion of the Collateral for any reason, or more than $50,000 of the Collateral shall become subject to a Lien that is prior to Liens in favor of Lender and not permitted by Section 6.8;

     (l) Dissolution - a dissolution of Borrower occurs;

     (m) Change in Control - a Change in Control of Borrower; or,

     (n) Criminal Conduct and Statutory Liability - The indictment or conviction of Borrower or any officer or any director of Borrower for a felony or a crime of moral turpitude or the commission by an officer or director of Borrower or an act or omission which is expressly prohibited by state or federal statute which may reasonably be expected to have a Material Effect.

     8.2 Default Remedies. If an Event of Default exists, Lender may exercise any right, power, or remedy permitted by law and shall have, in particular, without limiting the generality of the foregoing, the right to declare the entire principal and all interest accrued on both Lender Notes to be, and, upon Lender's sending notice to Borrower of said declaration, the Lender Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived. Immediately upon receipt of any such notice, Borrower shall pay to Lender the entire principal of and interest accrued on both Lender Notes.

     8.3 Annulment of Acceleration of Lender Notes. If a declaration is made pursuant to Section 8.2 by Lender, then and in every such case such declaration and the consequences thereof may be rescinded and annulled by (and only by) Lender by written instrument; provided, however, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

SECTION 9. MISCELLANEOUS

     9.1 Notices. (a) Except as otherwise provided herein or in the Subject Documents, all communications under the Subject Documents shall be in writing to the following addresses : (i) if to Lender, at the following addresses or such other address as Lender shall have furnished Borrower by notice on or before the fifth (5th) Business Day prior thereto:

                           The Catalyst Fund, Ltd. and
                           Southwest/Catalyst Capital, Ltd.
                           Two Riverway, Suite 1710
                           Houston, Texas  77056
                           Attention:  Rick Herrman / Ron Nixon

with a copy to:                    Page, Murphree, Byerly & Hansen, P. L. L. C.
                                   Two Riverway, Suite 1700
                                   Houston, Texas  77056
                                   Attn:  James Byerly

(ii) if to Borrower, at the following address or such other address as Borrower may have furnished by notice to Lender on or before the fifth (5th) Business Day prior thereto:

                                    GEXA Corp.
                                    24 Greenway Plaza, Suite 1826
                                    Houston, Texas  77046
                                    Attn:  Neil Leibman

with a copy to:                     Porter & Hedges, L.L.P.
                                    700 Louisiana, 35th Floor
                                    Houston, Texas  77002-2764
                                    Attn:  Robert G. Reedy

     (b) Any communication so addressed and mailed by first-class registered or certified mail, postage prepaid, shall be deemed to be received on the third Business Day after so mailed, and if delivered by personal delivery (including by courier) upon delivery during normal business hours.

     9.2 Survival. Each representation, warranty, or covenant made by Borrower in this Agreement or any other Subject Documents shall survive the Execution Date and the delivery of the documents and instruments described in Section 3.2, regardless of any investigation made by Lender or on its behalf. All obligations of Borrower hereunder shall survive the Execution Date and shall terminate only upon the later to occur of (i) the payment of the Lender Notes, or (ii) the fulfillment of all of Borrower's obligations under the Warrants and the Consulting Agreement. At the Execution Date, Lender has no actual knowledge of an Event of Default by Borrower.

     9.3 Successors and Assigns; Third Party Beneficiaries. Borrower may not assign any of its rights or delegate any of its duties to any Person without prior written consent of Lender. This Agreement shall be binding upon the successors and assigns of each of the parties and, except as expressly set forth in this Section 9.3, shall inure to the benefit of the successors and permitted assigns of each of the parties. The provisions of this Agreement are intended to be for the benefit of all Persons constituting Lender, from time to time, in accordance with the terms of this Agreement. This Agreement shall not inure to the benefit of any other third parties and no third parties shall have any right to enforce any obligations contained herein.

     9.4 Amendment and Waiver. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with and only with the written consent of Borrower and Lender.

     9.5 Governing Law. THIS AGREEMENT, THE LENDER NOTES, THE OTHER SUBJECT DOCUMENTS, AND THE LEGAL RELATIONS AMONG THE PARTIES HERETO AND THERETO, AND ALL RIGHTS AND OBLIGATIONS HEREUNDER AND THEREUNDER, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE, SHALL BE GOVERNED BY AND INTERPRETED, CONSTRUED, APPLIED, AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF TEXAS AND THE UNITED STATES WITHOUT REFERENCE TO THE LAW OF ANOTHER JURISDICTION.

     9.6 Severability. If any provision in this Agreement or the Lender Notes is rendered or declared illegal, invalid, or unenforceable by reason of any rule of law, public policy, or final judicial decision, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner adverse to Borrower or Lender. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, Borrower and Lender shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     9.7 Entire Agreement; Supersedure. This Agreement and the other Subject Documents constitute the entire agreement of the parties and the Affiliates with respect to the matters contained herein and therein and supersede all prior contracts and agreements with respect thereto, whether written or oral. THIS WRITTEN LOAN AGREEMENT AND THE OTHER SUBJECT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     9.8 Multiple Counterparts. The parties may execute more than one counterpart of this Agreement, each of which shall be an original but all of which together shall constitute one and the same instrument.

     9.9 Arbitration. Any controversy or claim between or among the parties hereto, including but not limited to those arising out of or relating to this Agreement or any Subject Documents, including any claim based on or arising from an alleged tort, shall be determined by binding arbitration to be held in Harris County, Texas, in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), the rules of practice and procedure for the arbitration of commercial disputes of the American Arbitration Association ("AAA"), and the "Special Rules" set forth below. In the event of any inconsistency, the Special Rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this Agreement applies in any court having jurisdiction over such action.



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


     (a) Special Rules. Prior to the initiation of any arbitration the Parties agree to submit all claims to mediation to be conducted by a mediator in good standing with the AAA. Upon submission of a dispute to the AAA, the Borrower and Lender shall each submit to the rules and regulations of the AAA for the purposes of conducting such mediation.

     (b) Reservation of Rights. Nothing in this Section 9.9 shall be deemed to
(i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Agreement; or (ii) be a waiver by Lender of the protection afforded to it by 12 U.S.C. Sec. 91 or any substantially equivalent state law; or (iii) limit the right of any party (A) to exercise self help remedies such as (but not limited to) offset, or (B) to nonjudicially foreclose against any real or personal property collateral, or (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, writ of possession or the appointment of a receiver, or (iv) except for limiting the right of judicial foreclosure, limit the right of any party to enforce its rights under any Subject Document with respect to matters as to which there is no legal dispute. Any party may exercise such self help rights, nonjudicially foreclose upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this Agreement. Neither the exercise of self help remedies or any nonjudicial foreclosure, nor the institution or maintenance of an action for provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies. Any attorney-client privilege and other protection against disclosure of confidential information, including, without limitation, any protection afforded the work-product of any attorney, that could otherwise be claimed by any party shall be available to and may be claimed by any such party in any arbitration proceeding. No party waives any attorney-client privilege or any other protection against disclosure of confidential information by reason of anything contained in or done pursuant to or in connection with this Section 9.9.

     9.10 Attorney's Fees. If any litigation or arbitration proceeding is instituted to enforce or interpret the provisions of this Agreement or the transactions described herein, the prevailing party in such action shall be entitled to recover its reasonable attorneys' fees from the other party hereto.

     9.11 Drafting. Both parties hereto acknowledge that each party was actively involved in the negotiation and drafting of this Agreement and that no law or rule of construction shall be raised or used in which the provisions of this Agreement shall be construed in favor or against either party hereto because one is deemed to be the author thereof.

     9.12 Lender's Consent. Except as expressly provided to the contrary herein, whenever the consent of Lender is required herein before Borrower can take action, Lender will not withhold or delay such consent unreasonably.

     9.13 Cooperation. Borrower and Lender shall each deliver or cause to be delivered to the other after the Closing Date such additional instruments as the other party may reasonably request for the purpose of carrying out this Agreement.


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

     9.14 Interpretation. The headings and titles contained in this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. Whenever the words "include," "includes," or "including" are used herein, they will be deemed to be followed by the words "without limitation." When applicable, singular words shall include the plural and vice versa.



         EXECUTED as of the date first above written.


                               BORROWER:

                               GEXA CORP.,
                               a Texas corporation
                               By: /s/ Neil Leibman
                                  --------------------------------------
                                   Neil Leibman, Chief Executive Officer



                               LENDER:

                               THE CATALYST FUND, LTD.,
                               a Texas limited partnership
                               By:      RDR Management I, Inc.,
                                        its general partner


                               By: /s/ Rick Herrman
                                  --------------------------------------
                                   Rick Herrman, President


     The undersigned executes this Agreement only with respect to the provisions hereof that expressly pertain to him.

                                    /s/ Neil Leibman
                                   -----------------------------------
                                   Neil Leibman

                                             BOXER CAPITAL, LTD.


                                              By:  /s/ Neil Leibman
                                                  ----------------------------
                                             Name: Neil Leibman
                                                  ----------------------------
                                            Title: Managing General Partner
                                                  ----------------------------

                                            SUNDOWNER HOLDINGS, INC.

                                              By:  /s/ Neil Leibman
                                                  ----------------------------
                                             Name: Neil Leibman
                                                  ----------------------------
                                            Title: Chief Executive Officer
                                                  ----------------------------

                                    SCHEDULES


 1.1              Excluded Expenses
 2.2(a)           Ownership of Stock
 2.2(b)           Subsidiaries and Affiliates
 2.4              Noncurrent Debt
 2.5              Real Estate and Leases
 2.6              Pending Litigation
 2.14             Restrictions on Borrower
 2.15             ERISA Matters
 2.19             Permits, Leases and Contracts
 2.22             Affiliate Transactions
 2.23             Collateral Outside of Texas
 3.2(j)           Insurance
 6.16(a)          Remuneration of Key Management



                                    EXHIBITS


A.                Preferred Stock Agreement
B-1.              Senior Lender Documents (TXU Corp.)
B-2.              Senior Lender Documents (JP Morgan Chase Bank, N.A.)
C.                Corporate Policy
D.                Spectrum Consulting Agreement
E.                Leibman Employment Agreement
F.                JTS Warrant


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